UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S 4250 W

Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

615 Arapeen Drive, Salt Lake City, UT 84108

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreements

On March 6, 2018, PolarityTE, Inc., a Delaware corporation (the “Company”) entered into separate exchange agreements (the “Exchange Agreements”) with holders (each a “Holder”, and collectively the “Holders”) of 100% of the Company’s outstanding 6% Series F Convertible Preferred Stock (the “Series F Preferred Stock”), the Company’s warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued in connection with the Series F Preferred Stock (such “Warrants” and, together with the Series F Preferred Stock, the “Exchange Securities”) and unpaid dividends on Series F Preferred Stock, for Common Stock (the “Exchange”). The closing of the Exchange is contingent upon receipt by the Company of conversion notices from holders of all of the outstanding shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and Series E Convertible Preferred Stock (the “Series E Preferred Stock”). The Series E Preferred Stock is held by Dr. Denver Lough, the Company’s Chief Executive Officer.

Pursuant to the Exchange Agreements, all Holders entered into Exchange Agreements with the Company on March 6, 2018. As part of the Exchange, the Holders also relinquished any and all other rights related to the issuance of the Exchange Securities, the respective governing agreements and certificates of designation, including any related dividends, registration rights, adjustment of conversion and exercise price, and repayment option. Upon closing of the Exchange, the Company will file a Certificate of Elimination with the Secretary of State of the State of Delaware terminating the Company’s Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock and thereafter no shares of Company preferred stock will remain outstanding and all rights under the Series F Preferred Stock to price adjustment in the event of future issuances will be terminated.

The Exchange will result in the following issuances: (A) all outstanding shares of Series F Preferred Stock will be converted into shares of restricted Common Stock at an effective conversion price of $18.26 per share of Common Stock (the closing price of Common Stock on the NASDAQ Capital Market on February 26, 2018); (B) the right to receive 6% dividends underlying Series F Preferred Stock will be terminated and in exchange 31,324 shares of restricted Common Stock will be issued; (C) 322,727 Warrants to purchase Common Stock will be exchanged for 151,872 shares of restricted Common Stock; and (D) the Holders of the Warrants will relinquish any and all other rights pursuant to the Warrants, including exercise price adjustments.

In connection with the Exchange GRQ Consultants, Inc. and several other parties to the Exchange Agreements granted an irrevocable proxy to Dr. Denver Lough, the Company’s Chief Executive Officer, to vote 797,296 shares of Common Stock at any time a vote of the stockholders of the Company is held. Prior to the Exchange, Dr. Denver Lough held 7,050,000 shares of Series E Preferred Stock of the Company entitled to 2 votes per share. Following the Exchange Dr. Denver Lough will hold 7,050,000 shares of Common Stock exchanged for Series E Preferred Stock entitled to 1 vote per share. In addition to a total of 7.8 million shares beneficially owned (as such term is defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by Dr. Denver Lough, he will thereby have the right to vote following the Exchange a total of 8,592,296 shares of Common Stock on any matter on which a vote of the stockholders of the Company is required, or approximately 50% of the issued and outstanding shares of Common Stock.

No commission or other payment was received by the Company in connection with the Exchange Agreements. Such exchanges were conducted pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (as amended, the “Securities Act”), and the shares of Common Stock issuable pursuant to the Exchange Agreements have been, or will be, upon settlement, issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act. A copy of the form of Exchange Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description of the Exchange Agreements is subject to, and qualified in its entirety by, the full text of the form of Exchange Agreements which is incorporated herein by reference.

Termination of Subscription Agreements and Related Documents

As disclosed in the Company’s Current Report on Form 8-K filed on September 20, 2017, the Company entered into separate subscription agreements (the “Subscription Agreements”) on September 14, 2017 and September 18, 2017, with accredited investors (the “Series F Purchasers”), pursuant to which the Company issued and sold the Exchange Securities to the Series F Purchasers. The Series F Preferred Stock was issued pursuant to a Certificate of Designations, Preferences and Rights of the 6% Series F Convertible Preferred Stock (the “Series F Certificate of Designation”) filed with the Secretary of State of the State of Delaware on September 20, 2017. In connection with the Subscription Agreements, the Company also entered into Registration Rights Agreements with the Series F Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission covering resales of shares of the Company’s Common Stock issuable upon exercise of the Warrants and issuable upon conversion of the Series F Preferred Stock. The full text of the Subscription Agreements, Registration Rights Agreements and Series F Certificate of Designations is attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 3.1, respectively, to the Company’s Current Report on Form 8-K filed on September 20, 2017 and incorporated herein by reference.

Pursuant to the terms of the Exchange Agreements, the Subscription Agreement, the Registration Rights Agreement, the Series F Certificate of Designations (including the annual 6% dividend provided for therein) and the Warrants were terminated, and all rights covenants, agreements and obligations contained therein, were waived and are of no further force or effect.

Registration Rights Agreement

On March 6, 2018, the Company entered into a new registration rights agreement (the “Lough Registration Rights Agreement”) with Dr. Denver Lough, pursuant to which the Company agreed to file a registration statement to register the resale of 7,050,000 shares of Common Stock to be issued upon conversion of the Series E Preferred Stock within six months, to cause such registration statement to be declared effective by the Securities and Exchange Commission as promptly as possible following its filing and, with certain exceptions set forth in the Lough Registration Rights Agreement, to maintain the effectiveness of the registration statement until all of such shares have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act without restriction. Any sales of shares under the registration statement are subject to certain limitations as specified with more particularity in the Lough Registration Rights Agreement.

A copy of the Lough Registration Rights Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the foregoing description of the Lough Registration Rights Agreement is subject to, and qualified in its entirety by, the full text of the form of Lough Registration Rights Agreement which is incorporated herein by reference.

Termination of Stockholders Agreement

As disclosed in the Company’s Current Report on Form 8-K filed on December 7, 2016, on December 1, 2016, the Company, Dr. Denver Lough and Dr. Edward Swanson (together, the “Restricted Stockholders”), entered into a Stockholders Agreement (the “Stockholders Agreement”) with Mr. Barry Honig, the former Co-Chairman and Chief Executive Officer of the Company who resigned December 1, 2016, in connection with the appointment of the Restricted Stockholders to the positions of Chief Executive Officer and Chief Operating Officer, respectively, of the Company, and the purchase from Dr. Denver Lough of PolarityTE, Inc. a Nevada corporation, from Dr. Denver Lough. In connection with the Exchange, the Stockholders Agreement will terminate pursuant to the terms of a Termination Agreement (the “Termination Agreement”) including various “come along” “tag along” rights, and the right to purchase from the Restricted Stockholders all of their shares upon the occurrence of certain events, including upon termination of employment by the Restricted Stockholders, at the fair market value thereof.

The full text of the Stockholders Agreement is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 7, 2016 and incorporated herein by reference.

A copy of the Termination Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K, and the foregoing description of the Termination Agreement is subject to, and qualified in its entirety by, the full text of the form of Termination Agreement which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

On March 6, 2018, in accordance with the closing conditions of the Exchange Agreements, the Company received conversion notices from Dr. Denver Lough, the holder of 100% of the outstanding shares of the Company’s Series E Preferred Stock. An aggregate of 7,050 shares of Series E Preferred Stock were converted into an aggregate of 7,050,000 shares of Common Stock.

The securities referenced in Item 1.01 and Item 3.02 above were issued in reliance on the exemption from registration afforded by Rule 506 of Regulation D and/or Section 3(a)(9) or Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

On March 7, 2018, following the completion of the exchange of Common Stock for the Exchange Securities, including all outstanding shares of Series F Preferred Stock, and conversion of the outstanding shares of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series E Preferred Stock, the Company filed with the Secretary of State of the State of Delaware a Certificate of Elimination eliminating from its Restated Certificate of Incorporation the designation of shares of its preferred stock as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock Series E Preferred Stock and Series F Preferred Stock. As a result, all shares of preferred stock previously designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock were eliminated and returned to the status of authorized but unissued shares of preferred stock, without designation.

The foregoing description of the Certificate of Elimination is not complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, a copy of which is filed as Exhibit 3.1, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Elimination
10.1	Form of Exchange Agreement (including proxy)
10.2	Lough Registration Rights Agreement
10.3	Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: March 7, 2018	/s/ John Stetson
John Stetson
Chief Financial Officer